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                                                                  Exhibit 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS



       We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 3, 1999 relating to the consolidated financial statements of The Dun & Bradstreet Corporation at December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 which appears in The Dun & Bradstreet Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.







/s/PricewaterhouseCoopers LLP
-----------------------------------------
PricewaterhouseCoopers LLP

New York, New York
June 18, 1999